ST. LOUIS, MISSOURI
NEW YORK, NEW YORK
KANSAS CITY, MISSOURI
OVERLAND PARK, KANSAS
PHOENIX, ARIZONA
LOS ANGELES, CALIFORNIA
IRVINE, CALIFORNIA
in association with bryan cave (illinois)
CHICAGO, ILLINOIS	BRYAN CAVE LLP 700 Thirteenth Street, N. W. Washington, D.C. 20005-3960 (202) 508-6000 facsimile: (202) 508-6200	RIYADH, SAUDI ARABIA
KUWAIT CITY, KUWAIT
ABU DHABI, UNITED ARAB EMIRATES
DUBAI, UNITED ARAB EMIRATES
HONG KONG
BEIJING, PEOPLE’S REPUBLIC OF CHINA
SHANGHAI, PEOPLE’S REPUBLIC OF CHINA
IN ASSOCIATION WITH BRYAN CAVE,
A MULTINATIONAL PARTNERSHIP.
LONDON, ENGLAND
May 7, 2002

Board of Directors
HEARx Ltd.
1250 Northpoint Parkway
West Palm Beach, Florida

Ladies and Gentlemen:

     We have acted as counsel to HEARx Ltd., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-4 (the “Registration Statement”) of the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the business combination in accordance with the Amended and Restated Merger Agreement, dated as of November 6, 2001, between the Company and Helix Hearing Care of America Corp. (“Helix”), and the transactions contemplated thereby (the “Arrangement”), for the registration under the Securities Act of (a) up to 23,041,441 shares of the common stock of the Company, par value $.10 per share, and associated preferred stock purchase rights (the “Common Stock”), and (b) 1,307,704 warrants to purchase Common Stock and associated preferred stock purchase rights (the “Warrants”), both of which are to be issued pursuant to the Arrangement (the Common Stock and Warrants collectively referred to herein as the “Securities”).

     In connection therewith, we have examined and relied as to matters of fact upon the Registration Statement, including the Joint Proxy Statement/Prospectus contained therein, certificates of public officials, statements and certificates of officers of the Company, and originals or copies certified to our satisfaction of the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

     In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents by all parties thereto. Finally, we have assumed that the Securities will be issued pursuant to the Arrangement only following requisite shareholder approval of: (i) the issuance of the Common

HEARx Ltd.
May 7, 2002

Stock in connection with the plan of arrangement, and (ii) the amendment of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and the number of authorized shares of Preferred Stock from 2,000,000 to 5,000,000, all as contemplated by the Arrangement.

     Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the following opinion:

     1.     The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

     2.     When the Registration Statement relating to the Securities has become effective under the Securities Act, and the Securities have been duly issued and delivered pursuant to the Arrangement and as contemplated by the Registration Statement, the Securities will be validly issued and will be fully paid and non-assessable.

     This opinion is not rendered with respect to any laws other than the federal law of the United States of America, the Delaware General Corporation Law, and case law arising from the Delaware statutes.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Joint Proxy Statement/Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities.

Very truly yours,

/s/ BRYAN CAVE LLP

BRYAN CAVE LLP